EXHIBIT 10.2


           FORM OF STOCK OPTION AGREEMENT ISSUED ON DECEMBER 31, 1996


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                            FORM OF OPTION AGREEMENT

         THIS OPTION AGREEMENT (the "Agreement") dated as of the 31st day of December, 1996 by and between Computer Marketplace, Inc., a Delaware corporation (hereinafter the "Company"), and the "Optionholder").

                              W I T N E S S E T H:

         WHEREAS, the Optionholder is an employee or director of, or consultant to, the Company; and

         WHEREAS, the Company desires to compensate the Optionholder for exemplary services rendered and to provide the Optionholder with an incentive to assist in the Company's continued prosperity; and

         WHEREAS, the Company would like to grant to the Optionholder an option (the "Option") to acquire shares of common stock of the Company (the "Option Shares"), pursuant to the terms herein.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and premises contained herein, the parties hereto agree, subject to the terms and conditions herein, as follows:

         1.    THE OPTION GRANT.

               (a) Upon the execution hereof, the Company grants to the Optionholder the right and option to purchase Option Shares (or ________ option shares following the contemplated one for six reverse stock split), at a price (the "Exercise Price") of $.1667 per share (or $1.00 per share following the contemplated 1-for-6 reverse stock split).

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               (b) The  Option  shall be  exercisable  for a period  of four (4)
years from the date hereof; provided however, that in the event that the Optionholder ceases to be employed by, or retained as a consultant to, the Company, for any reason whatsoever, then this Option Agreement shall terminate 90 days following the date of such termination, or resignation, as the case may be, and the Optionholder shall have no further rights under this Option Agreement.

         2. METHOD OF EXERCISE. The exercise by an Optionholder of the rights granted hereunder shall be by means of a notice of exercise (the "Notice of Exercise") delivered to the Company specifying the number of Option Shares to be purchased. Within five (5) days of receiving the Notice of Exercise, the Company shall schedule a closing, which shall be no more than five (5) days later. At the closing, the Company shall deliver the Option Shares to the Optionholder with the appropriate transfer documents and the Optionholder shall pay to the Company the full purchase price of such exercised Option Shares either in cash or by check payable to the order of "Computer Marketplace, Inc." All Option Shares issued pursuant to such option shall be fully paid and nonassessable and shall not be subject to any liens. In lieu of the foregoing, so long as the Optionholder sells Option Shares to the public (either pursuant to Rule 144 or a registered public offering) through a broker-dealer registered with the National Association of Securities Dealers and such a broker-dealer is given irrevocable instructions to transfer the aggregate Exercise Price to the Company upon sales of the Option Shares, this Option may be exercised by the Optionholder.

         3. STOCKHOLDER RIGHTS. Neither the Optionholder nor any other person legally entitled to exercise the Option shall be entitled to any of the rights or privileges of a stockholder of the Company with respect to any Option Shares issuable upon any exercise of the Option unless and until the Option is exercised.

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         4.   NO WAIVER. The failure of any of the parties hereto to enforce any provisions hereof on any occasion shall not be deemed to be a waiver of any privilege given by any provision of this Agreement.

         5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement on the understanding of the parties hereto, and no amendment, modification or waiver of any provision herein shall be effective, unless in writing, executed by the party charged therewith.

         6. GOVERNING LAW. This Agreement shall be construed and interpreted and enforced in accordance with and shall be governed by the internal laws of the State of Delaware.

         7. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of the parties and their successors and assigns.

         8. PARAGRAPH HEADINGS. The paragraph headings herein have been inserted for convenience of reference only and shall no way modify or restrict any of the terms of the provisions hereof.

         9. NOTICES. Any notice required or permitted to be delivered hereunder shall be deemed effective five (5) days after mailing when sent by United States mail, postage prepaid, certified mail, return receipt requested, addressed to Optionholder or the Company, as the case may be, at the addresses set forth below:

                    If to Optionholder:

                   [Name]
                   [Address]

                   With a copy to:


                   If to the Company:


                   Computer Marketplace, Inc.
                   1490 Railroad Street
                   Corona, CA  91720
                   Attention:  L. Wayne Kiley


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                   With a copy to:


                   Bernstein & Wasserman, LLP
                   950 Third Avenue
                   New York, NY  10022

         10. UNENFORCEABILITY AND SEVERABILITY. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.

         11. COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.

         12. FURTHER ASSURANCES. The Company and Optionholder agrees to execute and deliver to each other such documents as the other party shall reasonably request to effectuate the purposes of this Agreement.


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         IN WITNESS  WHEREOF,  the parties  hereto have executed this  Agreement this 31st day of December, 1996.





                                                      COMPUTER MARKETPLACE, INC.




                                                      By: /s/ L. WAYNE KILEY
                                                         -----------------------
                                                              L. Wayne Kiley
                                                              President







                                                       By:
                                                          ----------------------
                                                          [Name of Optionholder]


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